Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-131859, 333-128184, 333-121955, 333-114315, 333-111595, 333-105127, 333-102829, 333-64176, 333-67213, 333-25987, 333-131859, 333-147591 and 333-143868) and S-8 (Nos. 333-97719, 333-86817, 333-67223, 333-28403, 333-26557, 333-20939, 333-17209 and 333-136271) of Enliven Marketing Technologies Corporation (formerly Viewpoint Corporation) of our report dated March 17, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 17, 2008